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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                        AMENDED AND RESTATED CERTIFICATE
                                OF INCORPORATION

                                   * * * * *


          Zycon Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation: RESOLVED, that the Certificate of Incorporation of Zycon Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

          "The name of the Corporation (hereinafter called the 'Corporation') is Hadco Santa Clara, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, said Zycon Corporation has caused this certificate to be signed by Timothy P. Losik, its Vice President, this 9th day of July, 1997.

                                                        ZYCON CORPORATION

                                                        By: /s/ Timothy P. Losik
                                                            ____________________
                                                            Timothy P. Losik
                                                            Vice President
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               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                              OF ZYCON CORPORATION
                             A DELAWARE CORPORATION
                       (Pursuant to Secs. 242 and 245 of
             the General Corporation Law of the State of Delaware)


     Zycon Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, and which filed its original Certificate of Incorporation with the Secretary of State of Delaware on May 22, 1995, DOES HEREBY CERTIFY:

     FIRST.    The name of the corporation is Zycon Corporation (the
"Corporation").

     SECOND.   The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, Wilmington, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.    The nature of the business or purposes to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.   The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock with a par value of One Cent ($.01) per share.

     FIFTH.    The Corporation is to have perpetual existence.

     SIXTH.    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

     A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.


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     SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     EIGHTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.




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         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Timothy P. Losik, Vice President, this 10th day of January, 1997.

                                                               ZYCON CORPORATION

                                                         /s/ Timothy P. Losik
                                                         ____________________
                                                         Timothy P. Losik
                                                         Vice President,
                                                         Treasurer and Secretary